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                                                                    Exhibit 23.1
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                          INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Brandywine Realty Trust


We consent to the use of our report dated February 26, 2003, except as to notes 9, 12, 13 and 21, which are as of June 30, 2003, with respect to the consolidated balance sheets of Brandywine Realty Trust and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, beneficiaries' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedules, which report is included in the Current Report on Form 8-K of Brandywine Realty Trust dated September 18, 2003, incorporated herein by reference and to the references to our firm under the heading "Experts" in this registration statement on Form S-3.


Our report refers to the fact that effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Also, our report refers to the fact that effective January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 145, "Rescission of No. 4, 44, and 64, Amendment of FASB No. 13, and Technical Corrections."


/s/ KMPG LLP


Philadelphia, Pennsylvania
September 22, 2003